UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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FIRST HORIZON CORPORATION

(Name of Registrant as Specified In Its Charter)

THE TORONTO-DOMINION BANK

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 28, 2022, (i) The Toronto-Dominion Bank (“TD”) and First Horizon Corporation (“First Horizon”) issued a joint press release regarding the proposed acquisition of First Horizon by TD and (ii) TD provided supplemental information regarding the proposed acquisition in connection with presentations to its analysts and investors. The text of the press release and the investor presentation are as follows

Exhibit 99.1

TD to Expand in the Southeastern U.S. with Acquisition of First Horizon

•	Accelerates U.S. growth strategy, creating top 6 U.S. bank with immediate presence and scale in fast growing TD-adjacent markets

•	Creates important future growth opportunities through combination of First Horizon and TD capabilities and customer-centric business models

•	Financially compelling; all-cash transaction leverages TD’s strong capital position and liquidity; immediately accretive to adjusted EPS at closing

•	TD committed to retaining client-facing bankers with no planned closures of First Horizon banking centers in connection with the transaction

•	TD to expand upon First Horizon’s investments in local communities

TORONTO, CHERRY HILL and MEMPHIS – February 28, 2022 — TD Bank Group (“TD” or “the Bank”) (TSX and NYSE: TD) and First Horizon Corporation (“First Horizon”) (NYSE: FHN) today announced that they have signed a definitive agreement for TD to acquire First Horizon in an all-cash transaction valued at US$13.4 billion, or US$25.00 for each common share of First Horizon. Through this financially compelling transaction, TD accelerates its long-term growth strategy in the United States by acquiring a premier regional bank with an aligned culture and risk-management framework.

“First Horizon is a great bank and a terrific strategic fit for TD. It provides TD with immediate presence and scale in highly attractive adjacent markets in the U.S. with significant opportunity for future growth across the Southeast,” said Bharat Masrani, Group President and Chief Executive Officer, TD. “Working with the First Horizon team, TD will build upon the success of its strong franchise and deliver the legendary customer experiences that differentiate us in every market across our footprint.”

Following the closing of the transaction, Bryan Jordan, President and Chief Executive Officer of First Horizon, will join TD as Vice Chair, TD Bank Group, reporting to Bharat Masrani and will join the TD Senior Executive Team. He will also be named to the Boards of Directors of TD’s U.S. banking entities as a director and Chair. Jordan will continue to be based in Memphis.

“We have built a very strong business at First Horizon, and by joining forces with TD, we will create extraordinary value for our key stakeholders with a shared customer-centric strategy, enhanced scale and a broader product set for our clients. This is a true growth story,” said Jordan. “We have long respected TD as a leader in U.S. banking and are confident that its continued and growing investments in our local markets will extend our long history of community support. Thank you to our First Horizon associates for their efforts and dedication to our clients and communities as we continue to deliver for them every day. We look forward to successfully completing this transaction and are excited to join TD.”

“I am very pleased that Bryan and talented leaders from across First Horizon will join TD. Their deep customer and community relationships and proven success driving growth will be of tremendous value as we integrate our teams and deliver for the millions we serve,” added Masrani.

Leo Salom, Group Head, U.S. Retail, TD Bank Group, and President and CEO, TD Bank, America’s Most Convenient Bank®, will lead the combined businesses.

“I am excited to welcome First Horizon’s associates, leaders and valued customers to TD once the transaction closes. As one team, with complementary businesses, distribution channels and a shared culture of best-in-class customer service, we will chart the next phase of growth together,” said Salom. “The Southeastern U.S. represents a tremendous opportunity for TD and the addition of First Horizon’s commercial and specialty banking capabilities will position us as a leading national player in commercial banking. We will combine our resources and capabilities and continue to invest in the region as we focus on delivering the most differentiated banking experience in our markets.”

A Top 6 U.S. Bank

On a pro forma basis excluding merger adjustments, TD’s U.S. franchise1 will be a top 6 U.S. bank, with approximately US$614 billion in assets and a network of 1,560 stores, serving over 10.7 million U.S. customers across 22 states; globally, TD Bank Group will have approximately C$1,841 billion in assets, with over 2,600 branches serving the needs of more than 27.5 million customers2.

First Horizon is headquartered in Memphis, Tennessee, with assets of US$89 billion as of December 31, 2021. First Horizon operates 412 branches and serves over 1.1 million consumer, business and commercial customers across 12 states. TD will benefit from First Horizon’s strong regional presence, including leadership positions in Tennessee and Louisiana, additional density in Florida, the Carolinas and Virginia, and important footholds in the attractive Atlanta, Georgia, and Dallas and Houston, Texas markets.

Collectively, populations in First Horizon’s markets are expected to grow approximately 50% faster than the U.S. national average, with some markets far exceeding that level, offering important future growth opportunities as TD invests in the region.

Transaction Highlights

The transaction is expected to be immediately accretive at closing to TD’s adjusted EPS and over 10% accretive to 2023E adjusted EPS on a fully-synergized basis3. The transaction is

[1]	TD Group US Holdings and First Horizon as of December 31, 2021. Pro forma metrics for customers and stores reflect latest reported figures
[2]	TD Bank Group as of October 31, 2021 and First Horizon as of December 31, 2021 using a USD-CAD exchange rate of 1.26x. Pro forma metrics for customers and branches reflect latest reported figures
[3]

Adjusted EPS is a non-GAAP measure. Non-GAAP financial measures and ratios used in this press release are not defined terms under IFRS (for TD Bank) or under U.S. GAAP (for First Horizon) and, therefore, may not be comparable to similar terms used by other issuers. Adjusted EPS accretion metrics are calculated on the basis of average analyst consensus estimates for TD’s adjusted net income and median analyst consensus estimates for First Horizon’s adjusted net income. Fully-synergized metrics are calculated on the basis that expected cost synergies are fully realized and that the transaction closes on November 1, 2022 expected to result in a fully-synergized return on invested capital of 10% in 20234. The purchase price represents a 9.8 times multiple of First Horizon’s 2023E fully-synergized earnings4 and a 2.1 times multiple to First Horizon’s estimated tangible book value at close5. TD expects to achieve approximately US$610 million in pre-tax cost synergies equal to 33% of First Horizon’s 2023E non-interest expense6 through a combination of technology and systems consolidation, and other operational efficiencies. TD expects to incur total merger and integration costs of US$1.3 billion primarily in the first two years following close.

The transaction is expected to close in the first quarter of TD’s 2023 fiscal year, and is subject to customary closing conditions, including approvals from First Horizon’s shareholders and U.S. and Canadian regulatory authorities. If the transaction does not close prior to November 27, 2022, First Horizon shareholders will receive, at closing, an additional US$0.65 per share on an annualized basis for the period from November 27, 2022 through the day immediately prior to the closing. The transaction will terminate, unless otherwise extended, if it does not close by February 27, 2023.

TD expects to use excess capital on its balance sheet for the transaction, reflecting its robust capital and liquidity position. Concurrent with this announcement, TD separately announced that the automatic share purchase plan established for its normal course issuer bid will automatically terminate in accordance with its terms.

At close, TD’s Common Equity Tier 1 ratio is expected to be above 11%7.

Based on First Horizon’s December 31, 2021 balance sheet, the acquisition would add approximately US$55 billion of loans and US$75 billion of deposits to TD’s balance sheet, and TD would expect to take a credit mark at close of US$880 million, or 161 basis points of loans.

In addition, TD has agreed to invest US$494 million in non-voting First Horizon preferred stock (convertible in certain circumstances into up to 4.9% of First Horizon’s common stock) to support First Horizon’s growth and franchise enhancement, including employee retention programs.

A Shared Commitment to Local Communities

Once the transaction is completed, Memphis, First Horizon’s current headquarters, will be an important regional hub for TD in the U.S. Southeast, supporting customers and operations and contributing to local communities and economies. TD is also committed to retaining First Horizon’s client-facing bankers, with no planned branch closures as a result of the transaction. In addition, upon closing, US$40 million will be contributed to a First Horizon foundation.

[4]

Calculated on the basis of the median analyst consensus estimate of First Horizon’s adjusted net income. Fully-synergized metrics are calculated on the basis that expected cost synergies are fully realized and that the transaction closes on November 1, 2022

[5]	First Horizon’s balance sheet at close has been estimated based on the median analyst consensus estimate of First Horizon’s adjusted net income and dividends
[6]	Calculated on the basis of the median analyst consensus estimate of First Horizon’s non-interest expense excluding the amortization of intangibles
[7]	Based on TD’s and First Horizon’s estimated balance sheets, and assuming transaction closing on November 1, 2022, including transaction related impacts

TD’s purpose, to enrich the lives of our customers, communities and colleagues, is embedded in the Bank’s strategy and is reflected in its unique and inclusive culture.

The TD Ready Commitment brings TD’s philanthropy, people and business together to deliver positive impact in local markets.

“First Horizon and TD share a common belief that we can only thrive when the communities in which we live and work thrive. TD is committed to growing our presence and investments across the states in which First Horizon operates,” concluded Masrani.

Advisors

TD Securities and J.P. Morgan served as financial advisors and Simpson Thacher & Bartlett LLP and Torys LLP served as legal advisors to TD. Morgan Stanley & Co. LLC served as financial advisor and Sullivan and Cromwell LLP served as legal advisor to First Horizon.

Conference call and supplemental information

TD will host a conference call on February 28 at 8:00 a.m. ET. Presentation materials will be available on the TD website at www.td.com/investor in advance of the call. A listen-only telephone line will be available at 416-641-6150 or 1-866-696-5894 (toll free) and the passcode is 2727354#.

The audio webcast will be archived at www.td.com/investor. Replay of the teleconference will be available from 5:00 p.m. ET on February 28, 2022, until 11:59 p.m. ET on March 14, 2022 by calling 905-694-9451 or 1-800-408-3053 (toll free) and the passcode is 8313844#.

About TD

The Toronto-Dominion Bank and its subsidiaries are collectively known as TD Bank Group (“TD” or the “Bank”). TD is the fifth largest bank in North America by assets and serves more than 26 million customers in three key businesses operating in a number of locations in financial centres around the globe: Canadian Retail, including TD Canada Trust, TD Auto Finance Canada, TD Wealth (Canada), TD Direct Investing, and TD Insurance; U.S. Retail, including TD Bank, America’s Most Convenient Bank®, TD Auto Finance U.S., TD Wealth (U.S.), and an investment in The Charles Schwab Corporation; and Wholesale Banking, including TD Securities. TD also ranks among the world’s leading online financial services firms, with more than 15 million active online and mobile customers. TD had CDN$1.7 trillion in assets on October 31, 2021. The Toronto-Dominion Bank trades under the symbol “TD” on the Toronto and New York Stock Exchanges.

About First Horizon

First Horizon (NYSE: FHN), with $89.1 billion in assets as of December 31, 2021, is a leading regional financial services company, dedicated to helping our clients, communities and associates unlock their full potential with capital and counsel. Headquartered in Memphis, TN, the banking subsidiary First Horizon Bank operates in 12 states across the southern U.S. The Company and its subsidiaries offer commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, capital markets, fixed income, mortgage, and title insurance services. First Horizon has been recognized as one of the nation’s best employers by Fortune and Forbes magazines and a Top 10 Most Reputable U.S. Bank. More information is available at www.firsthorizon.com

Statement Regarding Forward-looking Information

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and applicable Canadian securities legislation, with respect to First Horizon Corporation’s (“First Horizon”) and The Toronto-Dominion Bank’s (“TD Bank”) beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “target”, “plan”, “estimate,” “should,” “likely,” “will,” “going forward” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Horizon and TD Bank, and many of which, with respect to future business decisions and actions, are subject to change and which could cause actual results to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include factors previously disclosed in First Horizon’s and TD Bank’s respective reports filed with the U.S. Securities and Exchange Commission (the “SEC”), and TD Bank’s other filings with Canadian regulators, as well as the following factors, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Horizon and TD Bank; the outcome of any legal proceedings that may be instituted against First Horizon or TD Bank, including potential litigation that may be instituted against First Horizon or its directors or officers related to the proposed transaction or the definitive merger agreement between First Horizon and TD Bank to the proposed transaction; the timing and completion of the transaction, including the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; interloper risk; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of either or both parties to the combination; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where First Horizon and TD Bank do business; certain restrictions during the pendency of the merger that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; reputational risk and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; First Horizon and TD Bank success in executing their respective business plans and strategies and managing the risks involved in the foregoing;

currency and interest rate fluctuations; success of hedging activities; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; general competitive, economic, political and market conditions; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; other actions of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Office of the Superintendent of Financial Institutions legislative and regulatory actions and reforms; the pandemic created by the outbreak of COVID-19 and its variants, and resulting effects on economic conditions, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains; and other factors that may affect future results of First Horizon and TD Bank.

Assumptions about First Horizon and TD Bank’s current and expected financial performance (including balance sheet, income statement and regulatory capital figures), expected capital availability for the proposed transaction, expected closing date of the proposed transaction, expected synergies (and timing to achieve), integration and restructuring costs, assumed purchase price accounting (including fair value marks), costs of financing, foreign exchange rates, and future regulatory capital requirements, including the Office of the Superintendent of Financial Institutions’ announced Basel III reforms effective in the second quarter of fiscal 2023, were considered by TD Bank in estimating its expected return on invested capital, adjusted EPS accretion and/or TD Bank’s expected regulatory capital ratios. Examples of material assumptions made by TD Bank in the forward-looking statements, including TD Bank’s expectations regarding the costs and financial impact of the transaction, include assumptions regarding First Horizon’s future net income, transaction costs, transaction process, timeline to close and/or integrate the acquisition, expected synergies, future TD Bank capitalization, tax rate, currency conversion rate, and financial results. Assumptions about TD Bank’s integration plan, the efficiency and duration of integration and the alignment of organizational responsibilities were material factors TD Bank considered in estimating integration costs.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2021, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of First Horizon’s website, www.firsthorizon.com, under the heading “SEC Filings” and in other documents First Horizon files with the SEC, and in TD Bank’s Annual Report on Form 40-F for the year ended October 31, 2021 filed with the SEC and available in the “Investor Relations” section of TD Bank’s website, www.td.com, under the heading “Regulatory Filings” and in other documents TD Bank files with the SEC (available at www.sec.gov) and applicable securities regulators in Canada (available at www.sedar.com). All such factors, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements, should be considered carefully when making decisions with respect to First Horizon and TD Bank.

Any forward-looking statements contained in this document represent the views of First Horizon and TD Bank only as of the date hereof and are presented for the purpose of assisting their respective shareholders and analysts in understanding First Horizon’s and TD Bank’s financial position, objectives and priorities and anticipated financial performance as at and for the periods ended on the dates presented, and may not be appropriate for other purposes. Neither First Horizon nor TD Bank undertakes to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf, except as required under applicable securities legislation.

Important Other Information

In connection with the proposed transaction, First Horizon intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A.

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF FIRST HORIZON ARE URGED TO READ, WHEN AVAILABLE, ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING FIRST HORIZON’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST HORIZON AND THE PROPOSED TRANSACTION.

Investors and shareholders of First Horizon will be able to obtain a free copy of the proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Clyde A. Billings Jr., First Horizon, 165 Madison, Memphis, TN 38103, telephone (901) 523-4444.

Participants in the Solicitation

TD Bank and First Horizon and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding First Horizon’s directors and executive officers is available in the proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 15, 2021, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

For more information:

TD

Investor Relations: Brooke Hales, 416-307-8647, Brooke.Hales@td.com

Media Relations: Natasha Ferrari, 416-400-9098, Natasha.Ferrari@td.com

First Horizon

Investor Relations: Ellen Taylor, 901-523-4450

Media Relations: Beth Ardoin, 337-278-6868

Exhibit 99.2 TD Bank Group TD to acquire First Horizon Accelerating Growth February 28, 2022

Caution Regarding Forward-Looking Statements & Non-GAAP Financial Measures Forward-Looking Statements This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and applicable Canadian securities legislation, with respect to The Toronto-Dominion Bank’s (“TD Bank”) beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “target”, “plan”, “estimate,” “should,” “likely,” “will,” “going forward” and other expressions that indicate future events and trends identify forward-looking statements. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of TD Bank, and many of which, with respect to future business decisions and actions, are subject to change and which could cause actual results to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include factors previously disclosed in TD Bank’s respective reports filed with the U.S. Securities and Exchange Commission (the “SEC”), and TD Bank’s other filings with Canadian regulators, as well as the following factors, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Horizon Corporation ( First Horizon ) and TD Bank; the outcome of any legal proceedings that may be instituted against First Horizon or TD Bank, including potential litigation that may be instituted against First Horizon or its directors or officers related to the proposed transaction or the definitive merger agreement between First Horizon and TD Bank to the proposed transaction; the timing and completion of the transaction, including the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; interloper risk; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of either or both parties to the combination; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where First Horizon and TD Bank do business; certain restrictions during the pendency of the merger that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; reputational risk and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; First Horizon and TD Bank success in executing their respective business plans and strategies and managing the risks involved in the foregoing; currency and interest rate fluctuations; success of hedging activities; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; general competitive, economic, political and market conditions; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; other actions of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Office of the Superintendent of Financial Institutions, legislative and regulatory actions and reforms; the pandemic created by the outbreak of COVID-19 and its variants, and resulting effects on economic conditions, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains; and other factors that may affect future results of First Horizon and TD Bank. Assumptions about First Horizon and TD Bank's current and expected financial performance (including balance sheet, income statement and regulatory capital figures), expected capital availability for the proposed transaction, expected closing date of the proposed transaction, expected synergies (and timing to achieve), integration and restructuring costs, assumed purchase price accounting (including fair value marks), costs of financing, foreign exchange rates, and future regulatory capital requirements, including the Office of the Superintendent of Financial Institutions' announced Basel III reforms effective in the second quarter of fiscal 2023, were considered by TD Bank in estimating its expected return on invested capital, adjusted EPS accretion and/or TD Bank's expected regulatory capital ratios. Examples of material assumptions made by TD Bank in the forward- looking statements, including TD Bank's expectations regarding the costs and financial impact of the transaction, include assumptions regarding First Horizon's future net income, transaction costs, transaction process, timeline to close and/or integrate the acquisition, expected synergies, future TD Bank capitalization, tax rate, currency conversion rate, and financial results. Assumptions about TD Bank's integration plan, the efficiency and duration of integration and the alignment of organizational responsibilities were material factors TD Bank considered in estimating integration costs. We caution that the foregoing list of important factors that may affect future results is not exhaustive. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in TD Bank’s Annual Report on Form 40-F for the year ended October 31, 2021 filed with the SEC and available in the “Investor Relations” section of TD Bank’s website, www.td.com, under the heading “Regulatory Filings” and in other documents TD Bank files with the SEC (available at www.sec.gov) and applicable securities regulators in Canada (available at www.sedar.com). All such factors, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements, should be considered carefully when making decisions with respect to TD Bank. Any forward-looking statements contained in this document represent the views of management only as of the date hereof and are presented for the purpose of assisting TD Bank’s shareholders and analysts in understanding TD Bank's financial position, objectives and priorities and anticipated financial performance as at and for the periods ended on the dates presented, and may not be appropriate for other purposes. TD Bank does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf, except as required under applicable securities legislation. Non-GAAP Measures TD Bank's results and measures in this document are presented on an International Financial Reporting Standard (IFRS) basis and on an U.S. Generally Accepted Accounting Principles (U.S. GAAP) basis for First Horizon. TD Bank refers to results prepared in accordance with IFRS and U.S. GAAP as the “reported” results. Non-GAAP financial measures and ratios used in this presentation are not defined terms under IFRS and, therefore, may not be comparable to similar terms used by other issuers. The forward-looking estimated adjusted results presented in this document are based on analyst consensus estimates of TD Bank's and First Horizon's future adjusted results, and we caution that the methodology applied by analysts to estimate those results may not be consistent with TD Bank's methodology. For illustrative purposes, an example of TD Bank's reconciliation of reported results to adjusted results is available in TD Bank's 2021 MD&A. Important Other Information In connection with the proposed transaction, First Horizon intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF FIRST HORIZON ARE URGED TO READ, WHEN AVAILABLE, ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING FIRST HORIZON’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST HORIZON AND THE PROPOSED TRANSACTION. Investors and shareholders of First Horizon will be able to obtain a free copy of the proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Clyde A. Billings Jr., First Horizon, 165 Madison, Memphis, TN 38103, telephone (901) 523-4444. Participants in the Solicitation TD Bank and First Horizon and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding First Horizon’s directors and executive officers is available in the proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 15, 2021, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph. 2

TD to Acquire First Horizon

Enhanced Growth Driven by Scale, Distribution and Geographic Reach	▪ Combination with First Horizon positions TD's U.S. franchise as the sixth-largest U.S. bank: US$614 billion in assets, US$469 billion in deposits, 10.7 million customers, 1,560 stores[1] ▪ Scales TD's leading products and legendary customer service model across First Horizon's attractive markets in the Southeastern U.S.
First Horizon is a Premier Southeastern U.S. Regional Franchise	▪ 158-year-old bank serving 1.1 million customers ▪ Experienced leadership team with a track record of delivering superior risk-adjusted returns ▪ Commercial and specialty banking capabilities combine with TD's existing commercial platform to enhance position as a leading national player
Expansion into Fast-Growing Adjacent Southeastern U.S. Markets	▪ Five-year projected population growth in First Horizon's footprint is 50% higher than the national average ▪ Enhances competitive position by providing #1 deposit market share in Tennessee and substantial presence in Louisiana, adding density to TD's presence in Florida and the Carolinas, and establishing a strong foundation for expansion in Texas and Georgia
Attractive Financial Returns to TD	▪ Strategic deployment of TD's excess capital: estimated 10%+ fully-synergized adjusted EPS accretion[2] and 10% fully-synergized ROIC[3] in fiscal 2023 ▪ Accelerates TD's long-term earnings growth through expanded presence in attractive markets and significant synergies between TD and First Horizon in both consumer and commercial banking
Culturally Aligned with Consistent Risk Frameworks	▪ Both companies are purpose-driven organizations with a deep commitment to their customers, colleagues and communities ▪ Like TD, First Horizon has a strong team with a growth mindset and a disciplined risk culture

Source: Company filings, Federal Deposit Insurance Corporation, S&P Global Market Intelligence
Note: Financial data as of quarter ended December 31, 2021; FDIC data as of June 30, 2021
[1] TD Group US Holdings and First Horizon as of December 31, 2021. Pro forma metrics for customers and stores reflect latest reported figures
[2] Adjusted results are non-GAAP and defined on page 2; Fully synergized metrics are calculated on the basis that expected cost synergies are fully realized and that the transaction closes on November 1, 2022. For further information, please see the Glossary on page 18 and the EPS accretion calculation on page 17
[3] Calculated on the basis of the median analyst consensus estimate of First Horizon's adjusted net income. Fully synergized metrics are calculated on the basis that expected cost synergies are fully realized and that the transaction closes on November 1, 2022. For further information, please see the Glossary on page 18

3

First Horizon is a Premier Regional Bank in the Southeastern U.S.

Regional and Specialty Banking Focus	Highly Attractive Southeastern Markets	Strong Leadership and Risk Culture

US$89B	**1.1MM**	**412**	**12**	**~7,900**	**20+ year**
Assets	Customers	Banking Centers	States	Associates	Average Executive Team Experience

Loans



Credit card and other 2%
General C&I[1]
Consumer residential
20%
PPP 2%
US$55B[2]
3.45% yield[3]
47%
8%
Mortgage warehouse
22%
CRE
Commercial 79%

Deposits



Time
Other interest-bearing
4%
Non-interest bearing
27%
35%
US$75B
0.07% cost
33%
Savings

Net Charge Offs / Average Loans[4]



First Horizon
IBERIABANK
0.33%
0.26%
0.15%
0.13%
0.06%
0.06%
0.09%
0.00%
2017
2018
2019
2020
2021

Source: Company filings, S&P Global Market Intelligence
Note: Financial data as of quarter ended December 31, 2021; Loan and deposit composition totals may not sum to 100% due to rounding
[1] Excludes mortgage finance and PPP loans
[2] Excludes loans held for sale
[3] Loan yields include loan fees, cash basis interest income and loans on nonaccrual status, and are adjusted to a fully taxable equivalent basis assuming a statutory federal income tax of 21% and, where applicable, state income taxes; First Horizon considers fully taxable equivalent measures non-GAAP, and please refer to First Horizon's financial results as of December 31, 2021 for more details
[4] First Horizon and IBERIABANK completed a merger of equals transaction on July 1, 2020; NCO/Average Loans are presented for First Horizon and IBERIABANK separately prior to closing, and combined thereafter

4

TD's Business Model Drives Leading Growth

Scale

U.S. Franchise[1] (US$, standalone)

Assets	$524B
Deposits	$394B
Deposits (ex. IDA)	$253B
Customers	9.6MM
Stores	1,148
States	15 and D.C.

Density

78% of TD deposits in markets with top three share

Versus **46%** median of US$100B+ asset U.S. banks[4]

Satisfaction

#1 in 2019 and **#3** in 2021 for J.D. Power **Consumer Satisfaction** Among National Banks[3]

#1 in 2021 for J.D. Power **Small Business Banking Satisfaction** in the Southern U.S.[3]

Best North American Consumer Digital Bank in 2021 by Global Finance

#1 Most Trusted Bank by Investor's Business Daily[5]

#1 SBA Lender in the Maine to Florida region[6]

Growth

+12% TD deposit growth vs. underlying markets, last five years[3]

Versus **-6%** median of US$100B+ asset U.S. banks[4]

Source: Company filings, Company website, Federal Deposit Insurance Corporation, S&P Global Market Intelligence

Note: Financial data as of quarter ended December 31, 2021; FDIC data as of June 30, 2021; deposit density and growth analysis caps deposits per branch at US$1B

[1] TD Group US Holdings as of December 31, 2021; except IDA deposits which are as of October 31, 2021; Metrics for customers and stores as of October 31, 2021

[2] J.D. Power 2019 and 2021 U.S. National Bank Satisfaction Study of customer satisfaction and J.D. Power 2021 Small Business Banking Satisfaction Study; Visit jdpower.com/awards for more information

[3] Median outperformance of TD deposit growth in each of its MSAs relative to total deposit growth in those markets

[4] Median of density and outperformance/underperformance of Bank of America, BMO, Chase, Citi, Citizens, Fifth Third, Huntington, Key, M&T, PNC, Regions, Santander, Truist, U.S. Bancorp and Wells Fargo

[5] Ranked #1, per Investor's Business Daily from a survey completed in July and August 2021

[6] Recognized as the #1 SBA lender by units in the Maine to Florida region through September 2021

5

Over Nearly Two Decades, TD has Delivered Superior Growth in the U.S. TD’s Growth in Top Markets After Entry Through Acquisitions Deposit market share by MSA, sorted by current deposits Deposits (US$B) At time of entry through acquisition Current (before acquisition of First Horizon) Prior Current New York, NY 6.0% 9.7% $29.9 $91.8 2008 Philadelphia, PA 13.7% 17.7% 16.3 36.0 2008 Boston, MA 4.9% 4.9 17.3 8.0% 2005 Miami, FL 0.3% 0.4 11.3 4.3% 2008 Hartford, CT 8.5% 11.3% 1.8 4.3 2005 Tampa, FL 2.0% 2.6% 0.9 2.0 2010 Orlando, FL 1.6% 0.5 1.4 2.3% 2010 Source: Company filings, Federal Deposit Insurance Corporation, S&P Global Market Intelligence Note: FDIC data as of June 30, 2021; U.S. deposits reflect metrics for TD Group US Holdings; Analysis caps deposits per branch at US$1B 6

First Horizon Operates in Attractive Southeastern U.S. Markets First Horizon’s Markets are Projected to Pro Forma U.S. Footprint Grow 50% Faster than the National Average States that overlap with TD Projected population growth (2022–2027E) States First Horizon brings to TD First Horizon (412) TD (1,148) 4.8% 3.2% FL First Horizon's markets¹ U.S. average Source: Federal Deposit Insurance Corporation, S&P Global Market Intelligence Note: FDIC data as of June 30, 2021 ¹ Average population growth of all of First Horizon’s MSAs weighted by market deposits with deposits capped at US$1B per branch 7

First Horizon Accelerates TD's U.S. Growth Strategy

Provides Immediate Scale in Attractive Markets

Sorted by in-market deposits (US$B)

Tennessee MSAs

	First Horizon standalone		
	Deposits	Rank	Market share
Memphis	$4.8	1	16.4%
Nashville	4.8	5	7.5%
Knoxville	3.3	2	15.3%
Chattanooga	2.2	1	17.2%

Louisiana MSAs

	First Horizon standalone		
	Deposits	Rank	Market share
Lafayette	$2.8	1	20.7%
New Orleans	2.5	5	6.7%

Fills in TD's Presence in Florida and the Carolinas

Sorted by pro forma deposits (US$B)

Florida MSAs

	TD standalone		Pro forma	
	Deposits	Market share	Deposits	Market share
Miami	$11.3	4.3%	$18.9	7.3%
Orlando	1.4	2.3%	3.1	5.1%
Tampa	2.0	2.6%	2.5	3.3%
Naples	0.2	1.0%	2.1	10.5%

Carolinas

	TD standalone		Pro forma	
	Deposits	Market share	Deposits	Market share
SC	$6.3	5.9%	$6.9	6.5%
NC	1.2	0.6%	6.8	3.2%

Opens Texas and Georgia for Further Expansion

Sorted by population growth[1] (US$B)



Houston, TX MSA

Pop. growth[1]	6.0%
Stores	7
Deposits	$1.4



Dallas, TX MSA

Pop. growth[1]	5.9%
Stores	2
Deposits	$0.6B



Atlanta, GA MSA

Pop. growth[1]	5.4%
Stores	9
Deposits	$1.7B

First Horizon provides a platform for meaningful growth in attractive new and existing markets

Source: Federal Deposit Insurance Corporation, S&P Global Market Intelligence
Note: FDIC data as of June 30, 2021; Deposits capped at US$1B per branch
[1] Projected population growth (2022–2027E)

8

TD Will Deploy its Legendary Customer Service, Products and Strategy in First Horizon's Markets

TD

TD Bank, America's Most Convenient Bank™

- Deliver **legendary service and convenience**: differentiated store hours, 24/7 call centers, leading digital products
- Offer **personalized, connected experiences** to consumers
- Leverage TD's **proven account acquisition model** in order to grow market share in First Horizon's footprint
- Focus on **deepening customer relationships** with card, mortgage and wealth products
- Accelerate expansion in **high-growth geographies**

Powerful Platform

Pro forma[1] (US$)

$614B	assets
$469B	deposits
10.7MM	customers
1,560	stores
22	states (and D.C.)
123MM	people within market footprint
~$4T	total deposits in footprint[2]

Competitive Edge



#1 in 2019 and #3 in 2021 Customer Satisfaction Among National Banks[3]

Global Finance

Best North American Consumer Digital Bank in 2021

KANTAR

2021 Most Valuable Global Brands

Source: Company filings, Federal Deposit Insurance Corporation, S&P Global Market Intelligence
Note: FDIC data as of June 30, 2021
[1] TD Group US Holdings and First Horizon as of December 31, 2021. Pro forma metrics for customers and stores reflect latest reported figures
[2] Deposits capped at US$1B per branch
[3] J.D. Power 2019 and 2021 U.S. National Bank Satisfaction Study of customer satisfaction. Visit jdpower.com/awards for more information

9

Complementary Commercial Platforms Combine to Compete on a National Scale

TD

TD + First Horizon

	TD	First Horizon	Together
Outstandings	US$85B	US$43B	**US$128B**
Customers	674K	100K	**774K**
Colleagues	~2,500	~850	**~3,350**

Combined commercial segmentation by total outstandings



Other specialty²
21%
Mortgage warehouse
4%
US$128B
55%
C&I¹
20%
CRE

Enhances and Expands TD's Commercial Banking Strategy

- **Growth opportunity:** Deploy TD's expertise in SBA, middle market, healthcare, higher education, and municipal lending
- **Accelerates expansion:** First Horizon brings six of the top U.S. commercial banking markets, laying the foundation for a national banking franchise
- **Deepens capabilities:** First Horizon adds specialty verticals to TD's product offering (mortgage warehouse) and adds scale and distribution to TD Securities' fixed income sales & trading business through FHN Financial
- **Introduce new solutions:** Opportunity to extend TD Securities' capabilities and expertise to large corporate customers in First Horizon's markets

Combines two premier commercial banking franchises with complementary capabilities, driving growth and scale

Source: Management disclosure, company filings
Note: TD Group US Holdings and First Horizon financial data as of December 31, 2021; Figures are in USD and reflect commercial business
¹ Includes First Horizon's Regional Banking segment, excluding consumer loans; Includes TD's Small Business, Community, Middle Market, and PPP loans
² Includes municipal, not-for-profit, higher education, healthcare, equipment finance and other specialty lending businesses

10

Attractive Strategic Deployment of TD's Excess Capital

TD

Strong Returns and Capital			Transaction Multiples	
10% fully-synergized fiscal 2023E ROIC[1]	**10%+** fully-synergized adjusted EPS accretion[2] in fiscal 2023E	**11%+** estimated Common Equity Tier 1 ratio at close[3]	**2.1x** estimated tangible book value at close[4]	**9.8x** fully-synergized 2023E earnings contribution[1]

Financially Compelling Transaction

- **US$13.4B all-cash** transaction leverages TD's strong capital position
- Combined platform is an engine for **accelerated growth** in the U.S. and **shareholder value creation**

Source: Company filings, FactSet, S&P Global Market Intelligence

Note: TD financial data as of October 31, 2021; First Horizon financial data as of December 31, 2021; Market data as of February 25, 2022

[1] Calculated on the basis of the median analyst consensus estimate of First Horizon's adjusted net income, calendarized for TD fiscal year ending October 31, 2023. Fully-synergized metrics are calculated on the basis that expected cost synergies are fully realized and that the transaction closes on November 1, 2022. For further information, please see the Glossary on page 18

[2] Adjusted results are non-GAAP and defined on page 2; Fully-synergized metrics are calculated on the basis that expected cost synergies are fully realized and that the transaction closes on November 1, 2022. For further information, please see the Glossary on page 18 and the EPS accretion calculations on page 17

[3] Based on TD's and First Horizon's estimated balance sheets including transaction related impacts and assumes that the transaction closes on November 1, 2022

[4] First Horizon's balance sheet at close has been estimated based on the median analyst consensus estimate of First Horizon's adjusted net income and dividends

11

Transaction Summary

(US$)

Purchase Price and Consideration	■ $25.00 per common share / $13.4B in aggregate[1] ■ 100% cash ■ Beginning nine months after signing, purchase price increases at a rate of $0.65 per share per annum up to closing
First Horizon Leadership	■ First Horizon CEO Bryan Jordan will be Vice Chair of TD Bank Group and a member of TD's Senior Executive Team; he will also be named to the Boards of Directors of TD's U.S. banking entities as a director and Chair ■ TD welcomes talented leaders with deep customer and community relationships from across First Horizon
Growth and Franchise Enhancement Plan	■ In connection with this transaction, TD is acquiring $494MM of non-voting preferred stock of First Horizon ■ A portion of the proceeds will be used to fund retention incentives for First Horizon employees ■ Convertible in some circumstances into up to 4.9% of First Horizon common stock
Sources of Capital	■ Transaction funded via excess capital; CET1 ratio[3] expected to exceed 11% at closing ■ TD's automatic share repurchase plan under its NCIB program has terminated in accordance with its terms
Synergies and Integration	■ ~$610MM in annual pre-tax cost synergies, representing ~33% of First Horizon's standalone 2023E cash noninterest expense ■ Projected 45% realized in FY2024 and 100% realized in FY2025 ■ Estimated pre-tax merger and integration costs of $1.3B, excluded from adjusted net income[2]
Purchase Accounting Impacts	■ Gross credit mark estimate of $880MM, representing 1.61% of First Horizon's gross loans ■ Credit mark of $792MM allocated to performing loans (90%) ■ Allowance for credit losses established on acquired First Horizon loan portfolio through a provision for credit losses equal to 0.8% of gross loan balance ■ $127MM pre-tax rate mark (write-down of equity) ■ 0.50% core deposit intangible[3]
Commitment to Our Communities	■ $40 million committed to a First Horizon foundation
Regulatory Approvals and Timing	■ First Horizon shareholder approval ■ Customary regulatory approvals ■ Anticipated closing in Q1 FY 2023

Source: Company filings, FactSet, S&P Global Market Intelligence
Note: TD financial data as of October 31, 2021; First Horizon financial data as of December 31, 2021; Market data as of February 25, 2022
[1] Includes impact of dilution from equity awards
[2] Adjusted results are non-GAAP and defined on page 2
[3] For additional information about this metric, refer to the Glossary on page 18

12

TD's Investment in First Horizon's Growth and Enhancement Begins at Signing

TD

Growing First Horizon's Franchise and Retaining its People

- First Horizon has strong leadership, an experienced team, and cultural alignment with TD
  - TD expects to retain all of First Horizon's customer-facing branch and commercial banking positions
- To enhance First Horizon's franchise and retain its strong team, TD is investing US$494MM in First Horizon at signing
- First Horizon intends to use ~US$150MM of the proceeds to fund retention incentives for its employees
  - Incentive pool will be time-vested and broadly distributed across all associates, including customer-facing bankers, technology/operations employees, front-line branch staff, and executive leaders

Franchise Growth and Enhancement – Key Terms

Security	First Horizon non-voting convertible perpetual preferred stock
Shares	19.7MM
Price per Share	US$25.00
Proceeds to First Horizon	US$494MM
Dividend	0%
Conversion and Implied TD Pro Forma Ownership in First Horizon	3.6% diluted TD ownership of First Horizon, at US$25.00 conversion price[1]

Source: Company filings
Note: Market data as of February 25, 2022
[1] In certain limited circumstances, investment converts into 27.5MM common shares, representing 4.9% diluted TD ownership of First Horizon

13

Shared Commitment to Colleagues and Communities

TD		First Horizon
■ Recognized as one of **America's Best Places to Work** for LGBTA employees by the Human Rights Campaign ■ Women in Leadership network **comprises more than 11,500 colleagues**	**Inclusive Workplace**	■ **Accolades** from Bloomberg Gender Equality Index, Corporate Equality Index and Human Rights Campaign ■ Strategic initiative to accelerate **representation of multicultural talent**
■ Corporate donations exceeded **C$300MM over the past 5 years** ■ Created US$100MM Equity Fund in support of U.S. **minority-owned small businesses**	**Support for Local Communities**	■ Founded in 1993 to serve First Horizon's communities, the First Horizon Foundation has donated **more than US$100MM** since inception
■ Listed on the **Dow Jones Sustainability World Index** for the 8th consecutive year in 2021 ■ Participate in Partnership for Carbon Accounting Financials and Net Zero Banking Alliance	**Sustainable Growth**	■ Support for nonprofits that aim to **reduce the carbon footprint,** preserve greenspaces and utilize clean energy ■ Provide financing to solar and wind renewable energy firms with **commitments of US$484MM**

US$40MM committed to a First Horizon foundation

Source: Management disclosure

14

TD to Acquire First Horizon Enhanced Growth Driven by Scale, Distribution and Geographic Reach First Horizon is a Premier Southeastern U.S. Regional Franchise Expansion into Fast-Growing Adjacent Southeastern U.S. Markets Attractive Financial Returns to TD Culturally Aligned with Consistent Risk Frameworks 15

Appendix 16

2023E EPS Accretion—Based on Analyst Consensus

TD

Adjusted EPS Accretion Based on Consensus Analyst Estimates

	US$MM
Average analyst consensus of TD's estimated 2023 adjusted net income	$12,703
Median analyst consensus of First Horizon's estimated 2023 adjusted net income[1]	861
Fully phased-in cost savings[2]	458
Other after-tax adjustments[3]	45
Pro forma TD adjusted net income	**$14,067**
TD weighted average diluted shares outstanding[4]	1,812
TD standalone adjusted EPS[4]	$7.01
Pro forma TD adjusted EPS	$7.76
EPS accretion ($)	**$0.75**
EPS accretion (%)	**10.7%**

Source: Company filings, FactSet

Note: TD financial data as of October 31, 2021; First Horizon financial data as of December 31, 2021; Market data as of February 25, 2022; Reflects USD-CAD exchange rate of 1.27x; Adjusted results are non-GAAP and defined on page 2

[1] Calendarized for TD fiscal year ending October 31, 2023; Based on First Horizon 2022E and 2023E median analyst consensus net income estimates of $791MM and $875MM, respectively

[2] Estimated $610MM in pre-tax cost savings. Fully-synergized metrics are calculated on the basis that expected cost synergies are fully realized and that the transaction closes on November 1, 2022

[3] Includes cost of allocated financing, reversal of First Horizon intangible amortization, and accretion of gross credit mark and rate mark into earnings

[4] Assumes no standalone or pro forma share repurchases between announcement and fiscal year end 2023

17

Glossary of Financial Terms § Adjusted Results: The forward-looking estimated adjusted results presented in this document are based on analyst consensus estimates of TD Bank's and First Horizon's future adjusted results, and we caution that the methodology applied by analysts to estimate those results may not be consistent with TD Bank's methodology. For illustrative purposes, an example of TD Bank's reconciliation of reported results to adjusted results is available in TD Bank's 2021 MD&A. § Allowance for Credit Losses: Represent expected credit losses (ECLs) on financial assets, including any off-balance sheet exposures, at the balance sheet date. Allowance for credit losses consists of Stage 3 allowance for impaired financial assets and Stage 2 and Stage 1 allowance for performing financial assets and off-balance sheet instruments. The allowance is increased by the provision for credit losses, decreased by write-offs net of recoveries and disposals, and impacted by foreign exchange § Common Equity Tier 1 (CET1) Capital: This is a primary Basel III capital measure comprised mainly of common equity, retained earnings and qualifying noncontrolling interest in subsidiaries. Regulatory deductions made to arrive at the CET1 Capital include goodwill and intangibles, unconsolidated investments in banking, financial, and insurance entities, deferred tax assets, defined benefit pension fund assets, and shortfalls in allowances § Common Equity Tier 1 (CET1) Capital Ratio: CET1 Capital ratio represents the predominant measure of capital adequacy under Basel III and equals CET1 Capital divided by RWA. This measure has been calculated in accordance with OSFI’s Capital Adequacy Requirements guidelines § Compound Annual Growth Rate (CAGR): A measure of growth over multiple time periods from the initial investment value to the ending investment value assuming that the investment has been compounding over the time period § Core Deposit Intangible (CDI): Represent the value of the depository customer relationships obtained in a bank acquisition § Fair Value: The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, under current market conditions § Federal Deposit Insurance Corporation (FDIC): A U.S. government corporation which provides deposit insurance guaranteeing the safety of a depositor’s accounts in member banks. The FDIC also examines and supervises certain financial institutions for safety and soundness, performs certain consumer-protection functions, and manages banks in receiverships (failed banks) § Fully-Synergized Earnings Contribution: A non-GAAP financial measure calculated as adjusted earnings plus fully-phased in cost synergies as calculated on page 17 § Net Charge-Off: The aggregate amount of all unpaid payments which have been charged off, as reduced by the amount of all cash recoveries § Provision for Credit Losses (PCL): Amount added to the allowance for credit losses to bring it to a level that management considers adequate to reflect expected credit- related losses on its portfolio § Return on Invested Capital (ROIC): A non-GAAP performance measure calculated by dividing adjusted net income attributable to common shareholders by the average invested capital, which includes the required Common Equity Tier 1 (CET1) capital on risk weighted assets plus goodwill and transaction-related intangibles, net of associated deferred tax liabilities § Risk-Weighted Assets (RWA): Assets calculated by applying a regulatory risk-weight factor to on and off-balance sheet exposures. The risk-weight factors are established by the OSFI to convert on and off-balance sheet exposures to a comparable risk level 18